Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

ROPER INDUSTRIES TO ACQUIRE MHA

Sarasota, Florida, April 17, 2013 ... Roper Industries, Inc. (NYSE: ROP) today announced that it has entered into a definitive agreement to acquire Managed Health Care Associates, Inc. (MHA) in a cash transaction valued at $1.0 billion.

Headquartered in Florham Park, New Jersey, MHA provides services and technologies to support the diverse and complex needs of alternate site health care providers who deliver services outside of an acute care hospital setting.  MHA has the leading market position serving multiple niche markets including long-term care pharmacies, assisted living facilities, long-term care facilities, infusion and specialty pharmacies and other alternate site providers.  MHA's services, software and analytics enable its customers to manage reimbursement, increase market access, reduce business complexity and purchase more efficiently.

Roper expects the acquisition of MHA to be immediately cash accretive and to generate $95 million of EBITDA over the first twelve months of ownership, excluding the impact of acquisition-related fair value accounting.

"MHA meets all of Roper's key acquisition criteria and is an excellent addition to our Medical platform," said Brian Jellison, Roper's Chairman, President and CEO.  "The business provides the leading network of solutions to the alternate site healthcare market. MHA's powerful technology tools and proven customer-service model continue to drive growth in their multiple niches.  The company has attractive cash return characteristics and generates substantial recurring revenue through long-term customer relationships and very high retention rates."

Mr. Jellison continued, "MHA has a compelling business model and we have been impressed by the management team's passion and commitment.  We look forward to working to enhance the value of the business for the benefit of customers, employees and shareholders. The business will continue to operate as MHA, marketing technologies and services under current brand names."

Completion of the transaction is expected within 30 days, subject to regulatory approval and customary closing conditions.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation.  Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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